Exhibit 21

SUBSIDIARIES OF M.D.C. HOLDINGS, INC.

Name	State of Organization	Doing Business As
AHT Reinsurance, Inc.	Vermont
Allegiant Insurance Company, Inc., A Risk	Hawaii
Retention Group
American Home Insurance Agency, Inc.	Colorado	AHI Insurance Agency
AH Insurance Agency, Inc.
American Home Title and Escrow Company	Colorado
ASFC-W, Inc.	Arizona
ASW Finance Company	Arizona
Enerwest, Inc.	Colorado
HomeAmerican Mortgage Corporation	Colorado
Lion Warranty Corporation	Colorado
MDC.com, Inc.	Colorado
M.D.C. Home Finance Corporation	Colorado
M.D.C. Land Corporation	Colorado
M.D.C. Residual Holdings, Inc.	Colorado
MDC/Wood, Inc.	Delaware
Monaco Street Financial I, Inc.	Colorado
Monaco Street Financial II, Inc.	Colorado
RAH of Florida, Inc.	Colorado
RAH of Texas, LP	Colorado
RAH Texas Holdings, LLC	Colorado
Richmond American Construction, Inc.	Delaware
Richmond American Homes Corporation	Colorado
Richmond American Homes of Arizona, Inc.	Delaware
Richmond American Homes of California, Inc.	Colorado
Richmond American Homes of Colorado, Inc.	Delaware
Richmond American Homes of Delaware, Inc.	Colorado
Richmond American Homes of Florida, LP	Colorado
Richmond American Homes of Illinois, Inc.	Colorado
Richmond American Homes of Maryland, Inc.	Maryland
Richmond American Homes of Nevada, Inc.	Colorado
Richmond American Homes of New Jersey, Inc.	Colorado
Richmond American Homes of Northern California, Inc.	Colorado
Richmond American Homes of Pennsylvania, Inc.	Colorado
Richmond American Homes of Texas, Inc.	Colorado
Richmond American Homes of Utah, Inc.	Colorado
Richmond American Homes of Virginia, Inc.	Virginia
Richmond American Homes of West Virginia, Inc.	Colorado
Richmond American Homes Two, Inc.	Colorado
Richmond American Homes Three, Inc.	Colorado
Richmond American Homes Four, Inc.	Colorado
Richmond American Homes Five, Inc.	Colorado
Richmond American Homes Six, Inc.	Colorado
Richmond American Homes Seven, Inc.	Colorado
Richmond Realty, Inc.	Colorado
StarAmerican Insurance Ltd.	Hawaii
Yosemite American Mortgage Corporation	Colorado
Yosemite Financial, Inc.	Colorado